                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                 Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.

[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

[X]  Definitive Proxy Statement.

[ ]  Definitive Additional Materials.

[ ]  Soliciting Material under Rule 14a-12.


                               GSI LUMONICS INC.
-------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)


-------------------------------------------------------------------------------
   (Name of Person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

         ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------

     (5)  Total fee paid:

          ---------------------------------------------------------------------


[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                               GSI LUMONICS INC.
                              105 SCHNEIDER ROAD
                            KANATA, ONTARIO K2K 1Y3

             NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
                                  MAY 8, 2001

  NOTICE IS HEREBY GIVEN THAT the annual and special meeting of the shareholders of GSI LUMONICS INC. (the "Company") will be held on Tuesday May 8, 2001 at 10:00 a.m. (Ottawa time) at the Chateau Laurier Hotel, Ottawa, Ontario, for the following purposes:

  (a) to receive the annual report of the Company and the consolidated financial statements of the Company for the fiscal year ended December 31, 2000, together with the auditors report thereon;

  (b)  to elect directors;
  (c) to appoint auditors and to authorize the directors to fix the auditors' remuneration;
  (d) to consider and, if thought fit, to adopt Resolution No. 1 to approve the GSI Lumonics Inc. Employee Stock Purchase Plan as described in the management proxy circular that accompanies this notice; and
  (e) to transact such further or other business as may properly come before the meeting or any adjournment or adjournments thereof.

  Only those GSI Lumonics Inc. shareholders of record at the close of business on March 29, 2001 will be entitled to vote at the meeting and at any adjournment or postponement thereof, except to the extent that any such holder has transferred any of the common shares after that date and the transferee of such common shares establishes proper ownership and requests on or before the commencement of the meeting that his name be included in the list of shareholders for the meeting.

  A copy of the management proxy circular and a form of proxy accompanies this notice, as well as a copy of the Company's Annual Report which contains the financial statements of the Company and the report of the auditors thereon for the fiscal year ended December 31, 2000 and management's discussion and analysis of financial condition and results of operation relating thereto. This notice, the management proxy circular and the form of proxy will be forwarded on or about March 30, 2001 to the registered holders of the Company's common shares on March 29, 2001.

  DATED at Ottawa, Ontario this 16th day of March, 2001.

                                 By Order of the Board of Directors


            Thomas R. Swain, V.P. Finance & Chief Financial Officer

  Shareholders who are unable to attend the meeting in person are requested to date and sign the enclosed form of proxy or other appropriate form of proxy and return it to Computershare Trust Company of Canada in the addressed envelope enclosed not later than Monday, May 7, 2001. In order to be represented by proxy, you must complete and submit the enclosed form of proxy or other appropriate form of proxy.

                               GSI LUMONICS INC.

                           MANAGEMENT PROXY CIRCULAR

                            SOLICITATION OF PROXIES

THIS MANAGEMENT PROXY CIRCULAR IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE MANAGEMENT OF GSI LUMONICS INC. (THE "COMPANY") FOR USE AT THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS TO BE HELD AT 10:00 A.M. (LOCAL TIME) ON TUESDAY, MAY 8, 2001 AT THE CHATEAU LAURIER HOTEL, OTTAWA, ONTARIO, CANADA. The solicitation will be made by mail but proxies may also be solicited personally by employees of the Company. The cost of solicitation has been or will be borne by the Company. The Company may also pay brokers or nominees holding common shares of the Company in their names or in the names of their principals for their reasonable expenses in sending solicitation material to their principals.

All monetary amounts referred to herein are stated in United States dollars unless otherwise stated. Unless the context indicates otherwise, the Company refers to GSI Lumonics Inc. and its subsidiaries.

The Notice of the Meeting, this Management Proxy Circular and the form of Proxy will be forwarded on or about March 30, 2001 to the registered shareholders of the Company's common shares on March 29, 2001.

                     APPOINTMENT AND REVOCATION OF PROXIES

The persons named in the enclosed form of proxy are officers of the Company. A SHAREHOLDER MAY APPOINT A PERSON TO REPRESENT HIM OR HER AT THE MEETING, OTHER THAN THE PERSONS ALREADY NAMED IN THE ACCOMPANYING FORM OF PROXY, BY INSERTING THE NAME OF SUCH OTHER PERSON IN THE BLANK SPACE PROVIDED IN THE FORM OF PROXY OR BY COMPLETING ANOTHER PROPER FORM OF PROXY. SUCH PERSON NEED NOT BE A SHAREHOLDER. The completed form of proxy must be deposited with the Company at its principal executive offices at 105 Schneider Road, Kanata, Ontario, K2K 1Y3 or Computershare Trust Company of Canada, 100 University Avenue, 11th Floor, Toronto, Ontario, M5J 2Y1, in either case no later than 5:00 p.m. (Ottawa time) on Monday May 7, 2001, or, if the meeting is adjourned, before commencement of the reconvened meeting.

The shareholder executing the form of proxy may revoke it as to any manner on which a vote has not already been cast pursuant to the authority confirmed by such proxy a) by delivering another properly executed form of proxy bearing a later date and depositing it in the manner described above; b) by delivering an instrument in writing revoking the proxy, executed by the shareholder or by the shareholder's attorney authorized in writing, i) at the registered office of the Company, at any time up to and including the last business day preceding the date of the meeting, or at any reconvened meeting following its adjournment, or
ii) with the chairman of the meeting on the day of the meeting, or at any reconvened meeting following its adjournment; or c) in any other manner permitted by law.

                               VOTING OF PROXIES

The officers named in the form of proxy accompanying this Circular will vote the common shares of the Company in respect of which they are appointed proxy in accordance with the directions of the shareholder appointing them. In the absence of such direction, such shares will be voted FOR the election of directors, FOR the appointment of Ernst & Young LLP as auditors and FOR Resolution No. 1 - Employee Stock Purchase Plan. Each matter to be voted on, except for the election of directors, requires the approval of a majority of common shares represented and entitled to vote on such matter to be effective. The voting for the election of directors is described below.

The New Brunswick Business Corporations Act (the "Act") provides by section 65(1) for cumulative voting for the election of directors so that each shareholder entitled to vote at an election of directors has the right to cast a number of votes equal to the number of votes attached to the shares held by such shareholders multiplied by the number of directors to be elected and may cast all such votes in favour of one candidate or distribute them among the candidates in any manner. The Act further provides, in section 65(2), that a separate vote of shareholders shall be taken with respect to each candidate nominated for director unless a resolution is passed unanimously permitting two or more persons to be elected by a single resolution. Where a shareholder has voted for more than one candidate without specifying the distribution of votes among such candidates, the shareholder shall be deemed to have divided the votes equally among the candidates for whom such shareholder voted. If a shareholder desires to distribute votes otherwise than equally among the nominees for whom such shareholder has directed persons in the enclosed form of proxy to vote, such shareholder must do so personally at the meeting or by another form of proxy. ON ANY BALLOT THAT MAY BE CALLED FOR THE ELECTION OF DIRECTORS, THE PERSONS NAMED IN THE ENCLOSED FORM OF PROXY INTEND TO CAST THE VOTES TO WHICH THE SHARES REPRESENTED BY SUCH PROXY ARE ENTITLED EQUALLY AMONG ALL THE PROPOSED NOMINEES WHOSE NAMES ARE SET FORTH IN THE TABLE UNDER "ELECTION OF DIRECTORS" BELOW, EXCEPT THOSE, IF ANY, EXCLUDED BY THE SHAREHOLDER IN THE PROXY, OR UNLESS THE SHAREHOLDER WHO HAS GIVEN SUCH PROXY HAS DIRECTED THAT THE SHARES BE WITHHELD FROM VOTING IN THE ELECTION OF DIRECTORS.

The enclosed form of proxy confers discretionary authority on the person named therein with respect to amendments to or variations of matters identified in the Notice of Meeting and other matters that may properly come before the meeting. At the date of this Circular, the management of the Company knows of no such amendments, variations or other matters.

Proxies to be used at the meeting must be deposited with the Company or its transfer agent and registrar, Computershare Trust Company of Canada, prior to the commencement of the meeting. If you are unable to attend the meeting, please date, sign and return the accompanying form of proxy to Computershare Trust Company of Canada. Abstentions and broker non-votes will not be treated as votes cast or common shares entitled to vote with respect to any matter described in this Management Proxy Circular.

                        VOTING AND OWNERSHIP OF SHARES

A merger of equals involving General Scanning Inc. ("GSI") and Lumonics Inc. ("Lumonics") was completed on March 22, 1999. In the merger, GSI stockholders received common shares of Lumonics in exchange for their GSI common stock. Following the merger, the GSI stockholders and Lumonics Shareholders each, as a group, held approximately 50% of the outstanding common shares of the Lumonics, which was renamed GSI Lumonics Inc. as a result of the Merger. Unless otherwise stated herein, the disclosures set forth in this Management Proxy Circular relate to the Company on a post Merger basis current to the date hereof.

At the date of this Circular the Company had 40,261,779 common shares outstanding. Each shareholder of record is entitled to one vote for each common share held at the close of business on March 29 2001, except to the extent that such shareholder has transferred the ownership of any shares after such date and the transferee of such shares establishes proper ownership thereof and demands not later than ten days before the meeting to be added to the list of shareholders entitled to vote at the meeting in which case such transferee will be entitle to vote such shares. The failure of any shareholder to receive a Notice of Meeting of Shareholders does not deprive the shareholder of a vote at the meeting.

                                   OWNERSHIP

The following sets forth certain information concerning the direct and indirect beneficial ownership of common shares as at the date hereof by each person known by the directors or senior officers of the Company to be the beneficial owner of, or exercise control or direction over 5% or more of the common shares, the Company's only class of voting securities.

Shareholder                                    Shares               Percentage
----------                                     ------               ----------

Sumitomo Heavy Industries Ltd.                4,078,238               10.1%
9-11, Kita-Shinagawa 5 Chome
Shinagawa-Ku, Tokyo, 141-8686, Japan


                             ELECTION OF DIRECTORS

During the fiscal year ended December 31, 2000, the board of directors of the Company held 12 meetings. Committees of the board held 18 meetings. During fiscal 2000, each director attended 75% or more of the aggregate total of meetings of both the board and committees thereof on which such director served.

Below are the names of the persons for whom it is intended that votes be cast for their election as directors pursuant to the proxy that is hereby solicited unless the shareholder directs therein that his or her shares be withheld from voting. Within the minimum and maximum number of directors prescribed by the Company's articles, the board will consist of six (6) directors. Each director will hold office until the next annual meeting or until his successor is elected or appointed.

Management does not contemplate that any of the nominees named below will be unable to serve as a director, but if that should occur for any reason prior to the meeting, where the proxy is granted to the management nominees, the management nominees reserve the right to vote for other nominees in their discretion unless directed to withhold from voting. The following table states the name, position held with the Company by each person proposed to be nominated for election as a director, the year first elected or appointed as a director, committee memberships, and the person's principal occupation and employment during the past five years.

-------------------------------------------------------------------------------
NAME, AGE                                                     YEAR
PRINCIPAL OCCUPATION AND                                     BECAME
MUNICIPALITY OF RESIDENCE(4)                                DIRECTOR
-------------------------------------------------------------------------------

Richard B. Black(1)(2), 67                                    1999
General Partner
OpNet Partners, L.P.
Jackson, Wyoming, U.S.A.

Paul F. Ferrari, 70                                           1999
Independent Consultant /
Former V.P. & Treasurer
Thermo Electron Corporation
Hobe Sound, Florida, U.S.A.

Phillip A. Griffiths, Ph.D.(3), 62                            2001
Director of the Institute for Advanced Study
Princeton, New Jersey, U.S.A.

Byron O. Pond(1)(2), 64                                       2000
President and CEO
Amcast Industrial Corp.
Dayton, Ohio, U.S.A.

Benjamin J. Virgilio(1)(2), 61                                1998
Chairman
Robotic Technology Systems, Inc.
Kleinberg, Ontario, Canada

Charles D. Winston(3), 60                                     1999
President & Chief Executive Officer
GSI Lumonics Inc.
Pebble Beach, California, U.S.A.

          1  Member, Audit Committee
          2  Member, Compensation Committee
          3  Member, Technology Committee
          4 The mailing address of each of Messrs. Black, Ferrari, Flowers, Griffiths, Pond, Virgilio and Winston is c/o the Company at 105 Schneider Road, Kanata, Ontario K2K 1Y3.

Richard B. Black is General Partner for OpNet Partners, L.P., an investment fund focused on companies in the fiber optics networking industry. He has served as Vice Chairman of Oak Technology, Inc. since March 1999 and as President of Oak from January 1998 to March 1999, and has been a director at Oak since 1988.
From 1987 to 1997, Mr. Black served as a General Partner for KBA Partners, L.P., a technology venture capital fund. Prior to that time, he served as president and CEO of AM International, Inc., Alusuisse of America, Inc., and Maramont Corporation. He is Chairman of the board of directors of ERCM Incorporated and currently serves as a director of Altigen Communications Inc., Gabelli Group Capital Partners, Inc., Holotek, Inc., Luxcore Networks, Inc., Morgan Group, Inc., Photoniko, Inc., TREX Enterprises, Inc. (including CrossFiber, Inc.), Zairmail, Inc., and Benedetto Gartland, Inc.

Paul F. Ferrari has been an independent consultant since 1991. Previously, he was Vice president of Thermo Electron Corporation from 1988 to 1991 and was Treasurer of Thermo Electron Corporation from 1967 to 1988. He also served as a director of Thermedics Inc. and ThermoTrex Inc.

Phillip A. Griffiths, Ph.D. is serving as the Director of the Institute for Advanced Study in Princeton, New Jersey, where he is responsible for managing the various research activities of the Institute. Prior to joining the Institute in 1991, Dr. Griffiths was Provost and James B. Duke Professor of Mathematics at Duke University for eight years. He has also taught at Harvard University, Princeton University and the University of California, Berkeley.

Byron O. Pond has been serving as President and CEO of Amcast Industrial Corp. since February 2001. Prior to that time, Mr. Pond was a senior executive with Arvin Industries, Inc. since 1990 serving as its President and Chief Executive Officer from 1993 to 1996 and as its Chairman and Chief Executive Officer from 1996 to 1998. He retired as Chairman of Arvin Industries, Inc. in 1999.

Benjamin J. Virgilio has been serving as the Chairman of Robotic Technology Systems, Inc. since July 2000. Mr. Virgilio was the President and Chief Executive Officer of Rea International Inc., an automotive fuel systems manufacturer, from May 1995 to July 2000. Prior to May 1995, Mr. Virgilio was a business consultant. Prior to November 1993, he was President and Chief Executive Officer of A.G. Simpson Limited.

Charles D. Winston served as President and Chief Executive Officer of General Scanning Inc. beginning in September 1988 and became the President and Chief Executive Officer of the Company when General Scanning Inc. and Lumonics merged in 1999. Prior to joining General Scanning Inc., from 1986 to 1988, Mr. Winston served as a management consultant. In 1986, Mr. Winston was an officer of Savin Corporation. From 1981 to 1985, he served as a Senior Vice President of Federal Express Corporation.

                SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table shows the number of common shares, the Company's only class of equity securities, of the Company beneficially owned by each of the directors, the nominees for election as a director, the Named Executive Officers (see "Executive Compensation" below), as well as by the directors, the nominees for election as a director, and the executive officers of the Company as a group, as of March 16, 2001:


              NAME OF                    AMOUNT AND NATURE OF                     PERCENTAGE OF
          BENEFICIAL OWNER             BENEFICIAL OWNERSHIP(1)                    COMMON SHARES
          ----------------             -----------------------          -------------------------------
Patrick D. Austin,                            32,500(2)                               *
Vice President, Sales

Richard B. Black,                             21,484(3)                               *
Director

Paul F. Ferrari,                             126,185(4)                               *
Director

Woodie C. Flowers,                            43,963(5)                               *
Director

Phillip A. Griffiths, Ph.D.,                       -                                  *
Director

Kurt A. Pelsue,                              108,925(6)                               *
Vice President, Technology

Byron O. Pond,                                 8,917(7)                               *
Director

Felix Stukalin,                               14,042(8)
Vice President, WavePrecision Inc.

Thomas R. Swain,                              26,261(9)                               *
V.P. Finance &
Chief Financial Officer

Benjamin J. Virgilio,                         20,667(10)                              *
Director

Charles D. Winston,                          315,789(11)                              *
President, Chief Executive Officer
 and Director

All directors, nominees for                  853,353                                 2.1%
 directors and executive officers
 as a group (14 persons)

*    Less than 1%.
(1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from March 29, 2001, whether pursuant to the exercise of options, conversion of securities or otherwise. Each beneficial owner's percentage of ownership is determined by assuming that options that are held by such person (but not those held by any other person) and which are exercisable (or convertible) within 60 days of

     March 29, 2001 have been exercised. Unless otherwise noted in the footnotes below, the Company believes all persons named in the table have sole voting power and investment power with respect to all common shares beneficially owned by them. Statements as to ownership of common shares are based upon information obtained from the directors, nominees and executive officers and from records available to the Company.
(2)  All common shares subject to options.
(3)  Includes 14,749 common shares subject to options.
(4)  Includes 31,587 common shares subject to options.
(5)  Includes 2,917 common shares subject to options.
(6)  Includes 76,300 common shares subject to options.
(7)  Includes 7,917 common shares subject to options.
(8)  Includes 14,042 common shares subject to options.
(9)  Includes 17,511 common shares subject to options.
(10) Includes 16,667 common shares subject to options.
(11) Includes 307,318 common shares subject to options.

                            EXECUTIVE COMPENSATION

The following table, presented in accordance with the rules of the United States Securities and Exchange Commission, sets forth information with respect to the compensation earned during the fiscal years ended December 31, 2000, 1999 and 1998 by the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company (the "Named Executive Officers").

SUMMARY COMPENSATION TABLE


                                                                                            Long-Term
                                                                                           Compensation
                                                Annual Compensation                           Awards
                                                -------------------                           ------
                                                                                  Securities
                                                                                    Under
Name and                   Fiscal                               Other Annual       Options         All Other
Principal Position          Year      Salary       Bonus      Compensation(1)      Granted        Compensation
--------------------------------------------------------------------------------------------------------------

Charles D. Winston(2)         2000     $392,949    $280,000                -          105,000                -
President & CEO               1999      343,000      75,000                -          506,074       $  102,894(3)

Patrick D. Austin             2000      224,236     100,763                -           30,000                -
V.P. Sales                    1999      199,340      82,950                -           50,000                -
                              1998      153,000      18,337                -           70,000           23,456(4)

Thomas R. Swain(5)            2000      178,125     100,000                -           30,000                -
V.P. Finance & CFO

Kurt A. Pelsue(6)             2000      180,712      64,000                -           20,000                -
V.P. Technology               1999      161,250      33,000                -          143,866                -

Felix Stukalin(7)             2000      146,346     121,032                -           45,000                -
V.P. WavePrecision Inc.

(1) Unless otherwise noted, perquisites and personal benefits do not exceed the lesser of $50,000 and 10% of the total of the annual salary and bonus of the named executive officer.
(2) Mr. Winston became the President and CEO following the merger of General Scanning Inc. and Lumonics Inc. in 1999 and prior to that time was employed by General Scanning Inc.
(3) Includes $82,946 with respect to relocation expenses and $17,470 with respect to the 401(k) Company match.
(4) For 1998, includes $9,412 with respect to the 401(k) Company match, and $8,700 of automobile allowance.
(5) Mr. Swain became the Chief Financial Officer on September 1, 2000 and prior to that time served as Vice President and General Manager of the Company since August 1996.
(6) Mr. Pelsue became the V.P. Technology following the merger of General Scanning Inc. and Lumonics Inc. in 1999 and prior to that time was employed by General Scanning Inc.
(7) Mr. Stukalin became V.P. WavePrecision Inc. in January 2001 and prior to that time served as V.P. Components beginning in March 2000.

STOCK OPTION PLANS

On September 1, 1994, the Company adopted a stock option plan for key employees and directors (the "Option Plan"). As of the date hereof, there are outstanding options held by two employees and directors to acquire 2,950 common shares under the Option Plan, all of which options were granted on September 1, 1994. The exercise price of all outstanding options under the Option Plan is Cdn$7.00 per share. All outstanding options under the Option Plan will expire September 14, 2001. No additional options will be granted under the Option Plan.

On September 14, 1995, the Company established the 1995 Stock Option Plan for Employees and Directors (the "1995 Option Plan") for the benefit of employees (including contract employees) and directors of the Company. Subject to the requirements of the 1995 Option Plan, the Compensation Committee or in lieu thereof, the Board of Directors, has the authority to select those directors and employees to whom options will be granted, the number of options to be granted and the price at which the common shares may be purchased. The exercise price of options granted under the 1995 Option Plan must be equal to the closing price of the Company's common shares on The Toronto Stock Exchange, or in lieu thereof, The Nasdaq Stock Market, on the date of grant. The exercise period of each option is determined by the Compensation Committee but may not exceed 10 years. A maximum of 4,906,000 options to purchase common shares are permitted to be issued under the 1995 Option Plan. The Compensation Committee has the power to amend, modify or terminate the 1995 Option Plan provided that optionee's rights are not materially adversely affected and subject to any approvals required under the applicable regulatory requirements. As at the date hereof, options to purchase an aggregate of approximately 2,250,000 common shares are outstanding under the 1995 Option Plan to employees and directors at prices ranging from Cdn$6.50 per share to Cdn$41.25 per share, and from US$4.38 per share to US$27.375 per share.

No past financial assistance has been given to participants to assist them in purchasing common shares under the 1995 Option Plan, nor is such financial assistance contemplated. The 1995 Option Plan contains no provision for the Company to provide any such assistance.

In accordance with the terms of the merger of General Scanning Inc. and Lumonics Inc. all outstanding options or warrants to purchase General Scanning Inc. common stock were assumed by the Company and currently represent options to purchase an aggregate of approximately 860,000 common shares of the Company.

OPTION GRANTS DURING THE MOST RECENTLY COMPLETED FINANCIAL YEAR

The following table provides information regarding options granted by the Company during the fiscal year ended December 31, 2000 to the Named Executive
Officers:

                                                                                                            POTENTIAL REALIZABLE
                                                                                                             VALUE AT  ASSUMED
                                                                                                              ANNUAL RATE OF
                                 NUMBER            PERCENT OF                                                  SHARE PRICE
                                OF SHARES         TOTAL OPTIONS                                              APPRECIATION FOR
                               UNDERLYING          GRANTED TO             EXERCISE                            OPTION TERM (1)
                                OPTIONS            EMPLOYEES              OR BASE           EXPIRATION     ---------------------
         NAME                   GRANTED          IN FISCAL YEAR         PRICE ($/SH)R          DATE          5%($)          10%($)
         ----             ---------------------------------------------------------------------------------------------------------
Charles D. Winston             5,000(2)             0.48                   16.75            2/23/2006         28,483         64,618
  President & CEO            100,000(3)             9.64                  19.375            9/22/2010      1,218,483      3,087,876

Patrick D. Austin             30,000(3)              2.9                  19.375            9/22/2010        365,545        926,363
  V.P. Sales

Thomas R. Swain               30,000(3)              2.9                  19.375            9/22/2010        365,545        926,363
  V.P. Finance & CFO

Kurt A. Pelsue                20,000(3)              1.9                  19.375            9/22/2010        243,697        617,575
  V.P. Technology

Felix Stukalin                15,000(2)              1.5                   16.75            2/23/2006         85,449        193,855
  V.P. WavePrecision Inc.     30,000(3)              2.9                  19.375            9/22/2010        365,545        926,363

(1) This column shows the hypothetical gain of the options granted based on assumed annual share appreciation rates of 5% and 10% above the exercise price over the full term of the option. The 5% and 10% rates of appreciation are mandated by the rules of the Commission and do not represent the Company's estimate of future the Company's common share prices.
(2) Vesting as to 33 1/3% on each of the first, second and third anniversary of the date of grant.
(3) Vesting as to 25% on each of the first, second, third and fourth anniversary of the date of grant.

OPTIONS EXERCISED AND YEAR-END OPTION VALUES

The following table provides information concerning the number and value at December 31, 2000 of unexercised options held by the Named Executive Officers.

                                                                                    Value (2) of Unexercised
                          Securities     Aggregate      Unexercised Options at      in-the-Money Options at
                           Acquired        Value           December 31, 2000           December 31, 2000
       Name and          on Exercise    Realized (1)   Exercisable/Unexercisable   Exercisable/Unexercisable
  Principal Position         (#)            ($)             (#)         (#)          ($)               ($)
--------------------------------------------------------------------------------------------------------------
Charles D. Winston                 -             -       292,181    /   318,893      372,561     /     649,591
  President & CEO

Patrick D. Austin             82,500     1,280,563(3)     52,500    /    67,500       42,250     /     135,750
  V.P. Sales

Thomas R. Swain               19,526       272,902        13,470    /    35,388        2,694     /       3,303
  V.P. Finance & CFO

Kurt A. Pelsue                10,000       222,960        70,912    /    82,954       91,234     /     179,496
  V.P. Technology

Felix Stukalin                 5,000       106,850         9,042    /    67,693       34,181     /      78,949
  V.P. WavePrecision Inc.

(1) Market value of the underlying shares on the date of exercise less the option exercise price. Values are in U.S. dollars unless otherwise specified.
(2) Market value of shares covered by in-the-money options on December 31, 2000, less the option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price. Values are in U.S. dollars unless otherwise specified.
(3)  Canadian dollars.

EMPLOYMENT CONTRACTS

The Company has entered into termination agreements with certain members of its executive management team, including the Named Executive Officers. The agreements provide for a termination payment if employment with the Company is terminated without cause. The effective date for the agreement with Mr. Winston is January 1, 2000. The effective date for each of the agreements with Messrs. Stukalin and Pelsue is May 1, 1999. The effective date for the agreement with Mr. Austin is January 1, 1998.

The agreement entered into with Mr. Winston continues for a period of four years and he has the right to remain in the employ of the Company, in an advisory capacity, for an additional two years on a part-time basis at 50% of his most recent base salary. Under Mr. Winston's employment agreement, in the event he is terminated without cause, he is entitled to his base salary plus bonus at 70% of his base salary and certain other benefits for a period of two years from the date of termination. Also, pursuant to the agreements all unvested options then held will immediately vest, provided that such options shall expire 90 days after the date of termination.

The agreements entered into with Messrs. Austin, Stukalin and Pelsue, continue for a minimum term of three years from their respective effective dates and will automatically extend for periods of one year after the initial term unless the Company or the executive gives notice at least ninety days prior to the expiration of the current period that the agreement will not be extended. Under each such agreement the payment in the event of termination without cause is equal to a factor (the number of complete years employed with the Company, subject to a minimum of 12 and maximum of 24) times 1/12 the sum of (1) annual salary plus (2) average target and actual bonus payments for the last two years plus (3) the cost of certain employment benefits. If the termination of employment occurs following a change of control of the Company, the factor is increased by 12. Also, pursuant to the agreements all unvested options then held will immediately vest, provided that such options shall expire six months after the date of termination.

COMPOSITION OF COMPENSATION COMMITTEE

The Compensation Committee (the "Committee") determines all aspects of compensation payable to the Chief Executive Officer and the other Named Executive Officers (see "Summary Compensation Table"). As at December 31, 2000 the Committee was composed of three members of the then existing Board of
Directors: Benjamin J. Virgilio; Richard B. Black; and Byron O. Pond. The Compensation Committee held nine meetings during fiscal 2000.

REPORT ON EXECUTIVE COMPENSATION

The executive compensation policy of the Company has as its goals the following:

     (1) to provide executives with compensation that is fair and competitive in the market place;

     (2) to incent executives to meet and exceed financial and other strategic objectives; and

     (3) to raise the perspectives of executives from simply increasing the size of the Company to taking a strategic path toward increasing shareholder value.

Salary

Base salaries are determined on an individual basis taking into consideration the individual's position in the Company, the individual's ability to contribute to the Company's performance and amounts paid by technology companies of similar size for comparable positions.

Annual Bonus

Each executive officer has the opportunity to earn an annual bonus. The amount of the bonus is tied to specific financial goals that are approved by the Compensation Committee. The amount of the potential bonuses varies based upon the executive officer's position in the Company, ability to impact on Company performance and degree of responsibility.

Long Term Incentives

Executives may participate in the Company's stock option plans (the "Plans"). The Plans are administered by the Compensation Committee which designates the individuals who are to be granted options, the number of options to be granted and other terms and conditions of the options. The number of stock options granted to executive officers is based upon the same factors as are relevant in setting their salaries and annual bonuses.

Chief Executive Officer's Compensation

During the year ended December 31, 2000, Charles D. Winston served as the Company's Chief Executive Officer. In setting the Chief Executive Officer's salary and target bonus for the year ended December 31, 2000, the Committee reviewed salaries and bonuses paid to other chief executive officers of technology companies of similar size and considered his ability to impact on the achievement of the Company's objectives. For the year ended December 31, 2000, Mr. Winston's target bonus was 70% of his base salary. Options to purchase 105,000 common shares were granted to Mr. Winston in 2000 with exercise prices of $16.75 for 5,000 options and $19.375 for 100,000 options.

          Report submitted by:    Benjamin J. Virgilio,
                                  Richard B. Black, and
                                  Byron O. Pond.

REPORT OF AUDIT COMMITTEE

The undersigned members of the Audit Committee oversee the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. Each member of the Audit Committee is an outside, non-employee director and is considered independent, as defined under the standards of the Nasdaq Audit Committee Rules. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements for the fiscal year ended December 31, 2000 with management, including the quality and acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee also reviewed the audited financial statements with the Company's independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee discussed with the independent auditors their independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, which the auditors furnished to the committee and considered the compatibility of non-audit services with the auditors' independence, which the auditors furnished to the committee.

The Audit Committee discussed with the Company's independent auditors the overall scope and plan for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held five meetings during fiscal year 2000 which were attended by all members. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also appointed, subject to stockholder ratification, Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2001.

          Report submitted by:    Byron O. Pond,
                                  Benjamin J. Virgilio and
                                  Richard B. Black.


PERFORMANCE GRAPHS

The following graph assumes an investment of Cdn$100 on September 28, 1995 (the date of the closing of the Company's initial public offering) and compares the yearly percentage change in the cumulative total shareholder return on such investment to the cumulative total return of The Toronto Stock Exchange Composite for the five year period which commenced September 28, 1995 and ended on December 31, 2000.

         Date                     TSE 300              GSI Lumonics (Canadian $)
--------------------------------------------------------------------------------
September 28, 1995                4,521.45                      14.38
December 29, 1995                 4,713.54                      19.38
March 29, 1996                    4,970.83                      25.50
June 28, 1996                     5,044.07                      28.00
September 30, 1996                5,291.07                      27.00
December 31, 1996                 5,927.03                      25.00
March 31, 1997                    5,850.22                      25.40
June 30, 1997                     6,437.74                      28.60
September 30, 1997                7,040.23                      27.50
December 31, 1997                 6,699.44                      26.25
March 31, 1998                    7,558.50                      23.00
June 30, 1998                     7,366.89                      12.90
September 30, 1998                5,614.12                       7.80
December 31, 1998                 6,485.94                       7.40
March 31, 1999                    6,597.79                       7.25
June 30, 1999                     7,010.07                       5.80
September 30, 1999                6,957.72                       8.70
December 31, 1999                 8,413.75                      12.80
March 31, 2000                    9,462.39                      24.25
June 30, 2000                    10,195.46                      51.90
September 30, 2000               10,377.90                      24.75
December 31, 2000                 8,933.70                      12.10

The following graphs assume an investment of US$100 on March 22, 1999 (the date on which the Company's shares commenced trading on the Nasdaq National Market) and compare the percentage change in the cumulative total shareholder return on such investment to the cumulative total return on (1) the Nasdaq Composite Index and (2) the Standard and Poor Small Cap 600 Electronics Equipment Subindex.


(1)  The Nasdaq Composite Index

         Date                  GSI Lumonics                      NASDAQ
--------------------------------------------------------------------------------
March 22, 1999                     5.313                        2,395.94
March 31, 1999                     4.625                        2,461.40
April 30, 1999                     4.250                        2,542.85
May 31, 1999                       4.625                        2,470.52
June 30, 1999                      3.813                        2,686.12
July 30, 1999                      4.188                        2,638.49
August 31, 1999                    5.313                        2,739.35
September 30, 1999                 5.938                        2,746.16
October 29, 1999                   6.313                        2,966.43
November 30, 1999                  8.813                        3,336.16
December 31, 1999                  8.750                        4,069.31
January 31, 2000                  11.438                        3,940.35
February 29, 2000                 25.125                        4,696.69
March 31, 2000                    17.125                        4,572.83
April 30, 2000                    18.813                        3,860.66
May 31, 2000                      21.375                        3,400.91
June 30, 2000                     35.125                        3,966.11
July 30, 2000                     27.375                        3,766.99
August 31, 2000                   26.188                        4,206.35
September 30, 2000                16.500                        3,672.82
October 29, 2000                  12.625                        3,369.63
November 30, 2000                 10.125                        2,597.93
December 31, 2000                  8.000                        2,470.52

(2)  Standard and Poor Small Cap 600 Electronics Equipment Subindex

         Date                  GSI Lumonics             S&P Small Cap Electrical
                                                             Equipment Index
--------------------------------------------------------------------------------

March 22, 1999                     5.313                          129.27
March 31, 1999                     4.625                          133.48
April 30, 1999                     4.250                          150.75
May 31, 1999                       4.625                          160.33
June 30, 1999                      3.813                          169.42
July 30, 1999                      4.188                          165.41
August 31, 1999                    5.313                          156.74
September 30, 1999                 5.938                          162.94
October 29, 1999                   6.313                          157.30
November 30, 1999                  8.813                          187.29
December 31, 1999                  8.750                          214.35
January 31, 2000                  11.438                          204.32
February 29, 2000                 25.125                          238.79
March 31, 2000                    17.125                          252.30
April 30, 2000                    18.813                          272.12
May 31, 2000                      21.375                          253.43
June 30, 2000                     35.125                          277.75
July 30, 2000                     27.375                          261.99
August 31, 2000                   26.188                          302.70
September 30, 2000                16.500                          283.26
October 29, 2000                  12.625                          296.77
November 30, 2000                 10.125                          221.12
December 31, 2000                  8.000                          206.61


COMPENSATION OF DIRECTORS

During the most recently completed financial year, Company directors who were not employees of the Company received an annual retainer of $15,000 and an attendance fee of $1,500 for attending meetings of shareholders, the Board of Directors and committees of the Board of Directors, and $750 for each unscheduled meeting conducted by telephone. Upon initial election they receive an option to purchase 40,000 common shares of the Company and for each annual election after the initial election, they receive an option to purchase 10,000 common shares of the Company. The options have an exercise price of fair market value on the date of grant, a term of six years, vest as to 25% on each of the first, second, third and fourth anniversary of the date of grant and are otherwise subject to the terms of the 1995 Option Plan. Directors who are employees of the Company receive no remuneration for serving as members of the Board of Directors. All directors were entitled to reimbursement by the Company for all reasonable expenses incurred in attending meetings of shareholders, the Board of Directors and committees of the Board of Directors. The Chairman receives an annual salary of $24,000. No additional compensation is paid to the chairs of the various committees. All payments are made in the currency of the member's residence.

DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

The Company maintains directors' and officers' liability insurance in the aggregate principal amount of $35,000,000 subject to a $1,000,000 deductible per loss payable by the Company. The premium payable for such insurance is currently $93,200 per year, which is paid by the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the U.S. Securities and Exchange Act of 1934, as amended, as well as applicable Canadian securities laws, require directors, executive officers and 10 percent holders of the Company's common shares to file reports of their ownership of the Company's securities. Based on the review of the applicable forms furnished to the Company and certain representations made to the Company, the Company believes that each of its directors and executive officers has complied with the applicable reporting requirements for transactions in the Company's securities during fiscal 2000, with the following exceptions (1) one late report for Mr. Byron O. Pond, a director, with respect to the acquisition and disposition of 900 common shares through his IRA account administrator, and (2) one late report for Mr. Kurt A. Pelsue, Vice President, Technology, with respect to the disposition of 10,000 common shares.

CORPORATE GOVERNANCE

The Toronto Stock Exchange Committee on Corporate Governance in Canada has issued a series of guidelines for effective corporate governance. The guidelines address matters such as the constitution and independence of corporate boards, the function to be performed by boards and their committees and the effectiveness and education of board members. The Toronto Stock Exchange has adopted as a listing requirement the disclosure by each listed corporation of its approach to corporate governance with reference to the guidelines.

The Company's Board of Directors and senior management believe that good corporate governance is important to the effective and efficient operation of Canadian corporations. The Company's disclosure of its corporate governance practises is set out in matrix form and attached to this management proxy circular as Schedule "A". The Board of Directors has adopted a written charter for the Audit Committee that is attached as Schedule "D".

                    INDEBTEDNESS OF DIRECTORS AND OFFICERS

Since the beginning of the financial year ended December 31, 2000 there has been no indebtedness to the Company by any director or officer or associates, of any such person, other than amounts owing for purchases subject to usual trade terms, for ordinary travel and expense advances and for other transactions in the ordinary course of business.

                 INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS

During the most recently completed financial year, the Company had sales to Sumitomo Heavy Industries Ltd. of $10.2 million. Except for the foregoing, no director, officer, nominee director,

5% holder of the Company's shares, or immediate family member, associate or affiliate thereof, had any material interest, direct or indirect, in any transaction since the commencement of the Company's last completed fiscal or has any material interest, direct or indirect, in any proposed transaction, having value of $60,000 or more.

                            APPOINTMENT OF AUDITORS

The persons named in the accompanying form of proxy intend to vote for the reappointment of Ernst & Young LLP as auditors of the Company to hold office until the annual meeting of shareholders in 2002. Ernst & Young LLP have served as auditors of the Company since 1993. Arrangements have been made for one or more representatives of Ernst & Young LLP to attend the Meeting, which representatives will be given an opportunity to make a statement if they so desire, and to answer questions that are appropriate.

AUDIT FEES

The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company's annual financial statements for 2000 and their review of the financial statements included in the Company's quarterly reports on Form 10-Q filed during 2000 were $300,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

During 2000, Ernst & Young LLP did not provide any professional services to the Company with regard to financial information systems design and implementation.

ALL OTHER FEES

Fees billed for services provided to the Company by Ernst & Young LLP during 2000, other than the services described above under "Audit Fees", were $2,164,000, including audit related services of $504,000 and non-audit services of $1,660,000. Audit related services generally include fees for business acquisitions, accounting consultations and SEC registration statements.

                RESOLUTION NO. 1 - EMPLOYEE STOCK PURCHASE PLAN

The GSI Lumonics Inc. Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors in February 2001, subject to regulatory
approval.   A total of 300,000 common shares have been reserved for issuance under the Purchase Plan. The 300,000 shares initially reserved for issuance represent less than 1% of the common shares outstanding as of March 16, 2001.
At the meeting, the shareholders are being asked to approve Resolution No. 1 for the adoption of the Purchase Plan, the full text of which is attached hereto as Schedule "B". Shareholder approval of the Purchase Plan is not required by law but is required by The Toronto Stock Exchange on which the Company's common shares are listed.

SUMMARY OF PURCHASE PLAN

The following is a summary of the material features of the Purchase Plan. The Purchase Plan is attached as Schedule "C" to this management proxy circular, and the following summary is qualified in its entirety by reference to it.

Purpose.   The purpose of the Purchase Plan is to provide employees of the
Company and its designated subsidiaries with an opportunity to purchase common shares of the Company through accumulated payroll deductions.

Administration.   The Purchase Plan will be administered by the Compensation
Committee or other committee as selected by the board of directors of the Company (the "Committee").

Eligibility.   Any person whose customary employment with the Company on a continuous basis is more than 20 hours per week and more than five months per calendar year and has been employed by the Company for at least six (6) months is eligible to participate in the Purchase Plan. It is expected that approximately 1,000 employees in the United States and Canada will be eligible to participate in the Purchase Plan.

Common Shares Subject to the Purchase Plan.   The aggregate number of common
shares which may be sold to eligible employees under the Purchase Plan is 300,000. The Company will make open market purchases and/or issue treasury common shares to satisfy employee subscriptions under the Purchase Plan.

Offering Dates.   The Purchase Plan provides for consecutive offering periods during which payroll deductions may be accumulated for the purchase of common shares under the Purchase Plan. The commencement date and duration of any offering period will be determined by the Committee.

Participation in the Plan.   Eligible employees become participants in the
Purchase Plan by delivering to the Company prior to the commencement of the applicable offering period (or such other date determined by the Committee) a subscription agreement and election form authorizing payroll deductions.

Purchase Price.   The purchase price per share at which shares will be sold in an offering period under the Purchase Plan is the lower of 85% of the fair market value of a common share at the beginning of the offering period or 85% of the fair market value of a common share at the end of the offering period. The fair market value of the common shares on a given date shall be the closing price of the common shares on The Toronto Stock Exchange (the "TSE") if the Company's common shares are listed and posted for trading on the TSE or, if not, on the Nasdaq National Market.

Payroll Deductions.   The purchase price of the shares is accumulated by payroll deductions over the offering period. The deductions may not be greater than seven percent (7%), or such other rate as may be determined from time to time by the Committee, of a participant's compensation.

A participant at any time during an offering period may discontinue his or her participation. Payroll deductions shall commence on the first payday following the offering date or other date permitted for entry by the Committee and shall continue at the same rate until the end of the offering period unless sooner terminated as provided in the Purchase Plan.

Purchase of Common Shares.   By executing a subscription agreement to
participate in the Purchase Plan, the employee will be granted a right to purchase that number of common shares arrived at by dividing the amount representing accumulated payroll deductions which he has elected to have withheld for the offering period by the lower of (i) 85% of the fair market value of a common share at the beginning of the offering period or (ii) 85% of the fair market value of a common share at the end of the offering period, as long as the fair market value of the total number of shares issued to a participant in any offering period does not exceed $25,000 during a calendar year. Unless the employee's participation is discontinued, his right to purchase shares will be exercised automatically at the end of the offering period at the applicable price. See "Withdrawal and Termination of Employment." Notwithstanding the foregoing, (i) no employee shall be permitted to subscribe for shares under the Purchase Plan if, immediately after the grant of the option, the employee would own common shares and/or hold outstanding options to purchase stock possessing 5% or more of the voting stock or value of all classes of stock of the Company or of any subsidiary (including shares which may be purchased through subscriptions under the Purchase Plan or pursuant to any other option), (ii) no employee shall be granted an option which would permit him or her to buy pursuant to the Purchase Plan, common shares having a fair market value in excess of $25,000 (determined at the beginning of the offering period) in any calendar year. Additional limitations are placed on the purchase of common shares under the Purchase plan to comply with the requirements of the TSE. Furthermore, if the number of common shares which would otherwise be placed under option at the beginning of an offering period exceeds the number of common shares then available under the Purchase Plan, the available common shares will be distributed pro rata.

Withdrawal and Termination of Employment.   A participant may, at any time and
for any reason, voluntarily terminate his or her participation in the Purchase Plan by written notification of withdrawal delivered to the appropriate payroll office at least 10 business days prior to the next pay period. The termination of a participant's employment for any reason, including retirement or death, cancels his or her further participation in the Purchase Plan. In such event, the payroll deductions then credited to the participant's account will be used to purchase common shares on the purchase date for such offering period.

Capital Changes.   In the event of any changes in the capitalization of the
Company, such as stock splits or stock dividends, resulting in an increase or decrease in the number of common shares without receipt of consideration by the Company, appropriate adjustments will be made by the Company in the shares subject to purchase and in the purchase price per share.

Nonassignability.   No rights or accumulated payroll deductions of an employee under the Purchase Plan may be pledged, assigned, or transferred for any reason.

Reports.   Individual statements of account will be maintained for each participant in the Purchase Plan. Following the end of each offering period, each participant shall receive a report of his or her account which shall include the number of common shares purchased on behalf of such participant.

Amendment and Termination of the Purchase Plan.   The Board of Directors may at
any time amend or terminate the Purchase Plan, except that no such termination shall affect options previously granted nor may any amendment make any change in an option granted prior thereto which adversely affects the rights of any participant. No amendment may be made to the Purchase Plan without the approval of the holders of a majority of the common shares of the Company if such amendment would increase the number of common shares reserved under the Purchase Plan, materially modify the eligibility requirements, or materially increase the benefits which may accrue to participants under the Purchase Plan.


UNITED STATES AND CANADIAN FEDERAL INCOME TAX CONSEQUENCES

United States Federal Income Tax Consequences.   Under the Purchase Plan, an
employee who is a citizen or resident of the United States, or who is employed in the United States, will not realize any income upon an election to participate in the Purchase Plan. The amounts deducted from a participant's salary constitute ordinary income to the employee and may, in some cases, be subject to U.S. federal income tax withholding. If an employee disposes of common shares acquired under the Purchase Plan before meeting the requisite holding periods, that employee will recognize ordinary income to the extent of the difference between the fair market value of the shares on the date of acquisition and the purchase price. When an employee realizes ordinary income in connection with the Purchase Plan, the Company will generally be entitled to a U.S. federal income tax deduction in the same amount if the participant is employed by a U.S. subsidiary of the Company or the services performed by the employee are connected to a trade or business of the Company, or any subsidiary, within the United States. If the employee disposes of such shares after meeting the requisite holding period or dies while owning the shares, the employee will recognize ordinary income equal to the lesser of (i) the excess of the fair market value at date of grant over the option price or (ii) the excess of the fair market value at the time of disposition over the amount paid for the shares. The tax basis for the employee shall be increased by the amount included as ordinary income. The holding period for shares will commence on the exercise date and, in order for gain or loss to be long term, the holding period must be greater than one year. This summary does not take into account the exclusion for foreign earned income, the foreign tax credit, or the effect of any tax treaty.

Canadian Federal Income Tax Consequences.   Under the Purchase Plan, an employee
who is a resident of Canada, will not realize any income upon an election to participate in the Purchase Plan. When common shares are purchased under the Purchase Plan, the participant will be required to include in ordinary income as a benefit from employment, in the year the shares are acquired, the difference between the value of the common shares on the date on which the shares are acquired and the purchase price of the common shares. The Company will not receive any deduction from Canadian federal income tax in connection with the purchase of shares under the Purchase Plan. Upon a later sale or exchange of the shares, the participant will realize a capital gain or loss. For purposes of determining the amount of the gain or loss, the full amount of the benefit which is included in the employee's income is added to the adjusted cost base of the common shares owned. This summary does not reflect any provisions of the income tax laws of any province in which a participant may reside nor does it take into account foreign tax credits, or the effect of any tax treaty.

VOTING

The adoption of the Purchase Plan requires the approval of a majority of common shares represented and entitled to vote at the meeting to become effective. The Board recommends the approval of Resolution No. 1 regarding the adoption of the Purchase Plan.


                                OTHER BUSINESS

Management does not know of any matters to be brought before the Meeting other than those set forth in the Notice accompanying this Circular.

                                   PROPOSALS

Proposals of shareholders intended for inclusion in next year's Management Proxy Circular must be received by the Company on or before January 1, 2002. Shareholder proposals not intended for inclusion in next year's Management Proxy Circular will be considered untimely if received later than February 8, 2002, and proxies will confer discretionary authority with respect to such proposals.


                              DIRECTORS' APPROVAL

The contents and the sending of this Management Proxy Circular have been approved by the directors.

Ottawa, Ontario
March 16, 2001

By order of the Board of Directors

Thomas R. Swain,
V.P. Finance & Chief Financial Officer

                                 SCHEDULE "A"

                             CORPORATE GOVERNANCE


                                                 Does the
                                                 Company
TSE Corporate Governance Guideline               Comply?         Comments
--------------------------------------           -------         --------
1.      The Board should explicitly
        assume responsibility for the
        stewardship of the Company, and
        specifically for:

(i)     adoption of a strategic planning           Yes           (i)  one Board meeting per year is set aside for a
        process                                                       review of management's strategic direction,
                                                                      guidelines and plans

(ii)    identification of principal                Yes          (ii)  the Board has specifically identified the
        risks of the Company's business and                           Company's principal risks and manages these risks
        ensuring the implementation of                                through regular appraisal of management's practices
        appropriate systems to manage these
        risks

(iii)   succession planning, including             Yes         (iii)  the Board reviews its organization
        appointing, training and monitoring                           structure and succession planning matters at least
        of senior management                                          annually

(iv)    communications policy                      Yes          (iv)  the Board has approved and reserves the
                                                                      right to review and approve amendments to the
                                                                      Company's policies relating to communications
                                                                      between the Company, it's shareholders and the
                                                                      public. In furtherance of this responsibility the
                                                                      Board is obliged to approve any public information
                                                                      releases of a material nature

(v)     the integrity of the Company's             Yes           (v)  the Board, through the appointment of various
        internal control and management                               committees, or through the review and approval of
        information systems                                           the plans of various committees of management has
                                                                      assured itself of an effective means of monitoring
                                                                      the integrity of the Company's system of internal
                                                                      control. Each of the following committees is
                                                                      responsible for periodically reporting to the
                                                                      Board on the noted areas:

                                                                      Audit Committee (held five meetings during
                                                                      fiscal 2000): compliance of all


                                                                       financial reporting with accounting principles and oversight of all financial plans

                                                                       Compensation Committee (held nine meetings during fiscal
                                                                       2000): fixing the remuneration for the Chief Executive
                                                                       Officers and other senior executives who report to the Chief
                                                                       Executive Officer, and administration of the Company's stock option plans

2.     Majority of Directors to be                 Yes                 Mr. Winston (President and CEO) is the only
       "unrelated"                                                     related Director

3.     Disclosure for each Director                Yes                 Related - Charles D. Winston, President and CEO of
       whether related or unrelated and the                            the Company
       basis of the conclusion
                                                                       For the remainder of the proposed Directors none
                                                                       of them or their associates have:
                                                                       - worked for the Company
                                                                       - material contracts with the Company
                                                                       - received remuneration from the Company in excess
                                                                       of Director fees

                                                                       Black       Unrelated
                                                                       Ferrari     Unrelated
                                                                       Griffiths   Unrelated
                                                                       Pond        Unrelated
                                                                       Virgilio    Unrelated

4.     a)  Appoint a Committee of the                                  Currently, the Board has responsibility for
           Board responsible for                                       nominating new directors
           appointment/assessment of Directors

       b)  Composed exclusively of
           non-management Directors the
           majority of whom are unrelated

5.     Implement a process for assessing           Yes                 Currently, the Board monitors the effectiveness of
       the effectiveness of the Board, its                             the relationship between management and the Board,
       committees and individual directors                             the effectiveness of Board operations, the
                                                                       operations of Board committees and that of
                                                                       individual directors, to recommend improvements to
                                                                       each of the above



6.     Provide orientation and education           Yes                 Currently, the Board is responsible for the
       programs for new Directors                                      orientation and education of new Directors

7.     Review and where appropriate, to            Yes                 Board membership is set at six (6) which is
       reduce, the size of the Board to                                considered optimum
       promote more effective decision
       making

8.     Review and ensure that the                  Yes                 The Board ensures director compensation levels are
       compensation of Directors reflects                              sufficiently reflective of responsibilities and
       the responsibilities and risks                                  risks involved
       involved

9.     Committees of the Board should              Yes                 All Board committees are composed entirely of
       generally be composed of outside                                outside Directors
       Directors who are unrelated

10.    Assign responsibility for the                                   Currently, the Company does not have a Corporate
       Board's approach to governance                                  Governance Committee, but regularly review matters
       issues to a committee of the Board                              pertaining to governance including committee
                                                                       membership and mandates, making recommendations
                                                                       for change and for other such initiatives which
                                                                       may be deemed in the interest of the Board in
                                                                       order to improve corporate governance

11.    Define limits to management's
       responsibilities by developing
       mandates for:

       a)  the Board                               Yes                 The Board reviews and approves significant
                                                                       operational and financial matters and provides
                                                                       direction to management on these matters

       b)  the CEO, and approving the              Yes                 The CEO's mandate, which includes the general
           CEO's corporate objectives                                  mandate to maximize shareholder value is
                                                                       established year to year in the form of the annual
                                                                       corporate objectives and strategic directions
                                                                       which are subject to Board approval

12.    Ensure the Board is able to                 Yes                 Five of six Board members are outside Directors
       function independently of management                            and all Board committees are composed entirely of
                                                                       outside Directors


13.    a)  Establish an Audit Committee            Yes                 The Company's Audit Committee is mandated to:
           with a specifically defined mandate
                                                                       -  monitor audit functions and the preparation of
                                                                          financial statements

                                                                       -  approve press releases on financial results

                                                                       -  review annual information circulars as well as
                                                                          any material change reports and prospectuses

                                                                       -  meet with outside auditors independent of
                                                                          management where appropriate

                                                                       -  review and approve foreign currency risk
                                                                          strategies and the Company's investment policy

       b)  All members of the Audit                Yes
           Committee are outside Directors

14.    Provide for the engagement of
       outside advisors by individual              Yes                 Individual Directors may engage the services of an
       Directors at the Company's expense                              outside advisor with the approval of the Board


                                 SCHEDULE "B"

                               RESOLUTION  No. 1

                         EMPLOYEE STOCK PURCHASE PLAN
                         ----------------------------


BE IT RESOLVED as an ordinary resolution of the shareholders that the proposed GSI Lumonics Employee Stock Purchase Plan and the number of common shares reserved thereunder, substantially as described in the Management Proxy Circular for the Company's Annual and Special Meeting of Shareholders on May 8, 2001, be and the same is hereby adopted and approved.

                                 SCHEDULE "C"

                               GSI LUMONICS INC.
                         EMPLOYEE STOCK PURCHASE PLAN

                               PLAN DESCRIPTION
                               ----------------

The GSI Lumonics Inc. Stock Purchase Plan is intended to promote the interests of GSI Lumonics Inc. (the "Company") and its subsidiaries by providing eligible employees an opportunity to acquire a proprietary interest in the Company through participation in a payroll-deduction based employee stock purchase plan.

     1.   DEFINITIONS.

     "ASSOCIATE" has the meaning assigned by the Securities Act (Ontario), as amended from time to time.

     "BASE PAY" means, for each Participant, the regular compensation and commissions earned during each payroll period, before any deductions or withholding, but excluding overtime pay, bonuses, amounts paid as reimbursements of expenses and other additional compensation, under rules uniformly applied by the Committee.

     "BOARD OF DIRECTORS" means the board of directors of the Company.

     "BUSINESS DAY" means any day which is a trading day on the Exchange or on which NASDAQ quotations are issued, as the case may be.

     "CODE" means the United States Internal Revenue Code of 1986, as amended.

     "COMMITTEE" means the appropriate compensation or other committee appointed by the Board of Directors to administer the Plan. All references in the Plan to the Committee means the Board of Directors if no Committee has been appointed.

     "COMMON SHARES" means common shares in the capital of the Company.

     "ELIGIBLE EMPLOYEE" means an employee who is eligible to participate in the Plan pursuant to Section 3.

     "EXCHANGE" means The Toronto Stock Exchange.

     "EXERCISE DATE" means the Business Day which is six months following the Grant Date in respect of any Offering Period other than the initial Offering Period, for which the Exercise Date shall be December 31, 2001.

     "EXERCISE PRICE" means, unless the Committee determines before a Grant Date that a higher or lower price that complies with Code Section 423 shall apply, means the lesser of (i) 85% of the Fair Market Value of the Common Shares on the Grant Date for the Offering Period in which the Exercise Date falls, or (ii) 85% of the Fair Market Value of the Common Shares on the Exercise Date for that Offering Period.

     "FAIR MARKET VALUE" per Common Share at any date shall be the weighted average sale price for board lots of Common Shares on the Exchange (or, if the Common Shares are not then listed or posted for trading on the Exchange, on NASDAQ) on the five trading days immediately preceding the Exercise Date or the Grant Date, as the case may be.

     "GRANT DATE" means, with respect to any given Participant, the first Business Day of each Offering Period or such other Business Day in an Offering Period approved by the Committee for Participants to commence payroll deductions to purchase Common Shares during such Offering Period.

     "INSIDER" means:

          (i) an insider of the Company as defined by the Securities Act (Ontario) as amended from time to time, other than a person who falls within such definition solely by virtue of being a director or senior officer of a subsidiary of the Company; and

          (ii) an Associate of any person who is an insider by virtue of clause
          (i) of this definition;

     "NASDAQ" means the Nasdaq National Market;

     "OFFERING PERIOD" means the six month period (in the case of the initial Offering Period, commencing July 1, 2001 and ending December 31, 2001) as determined by the Committee in which Eligible Employees are able to make contributions to their respective Plan Account to purchase Common Shares in accordance with the Plan;

     "OUTSTANDING ISSUE" means the number of Common Shares that are outstanding immediately prior to any issuance of Common Shares issued pursuant to the Plan during the particular one year period;

     "PARTICIPANT" means an Eligible Employee who is participating in the Plan pursuant to Section 4.

     "PLAN" means the GSI Lumonics Inc. Employee Stock Purchase Plan.

     "PLAN ACCOUNT" means an account maintained by the Company or its designated record keeper for each Participant to which the Participant's payroll deductions are credited, against which funds used to purchase Common Shares are charged and to which Common Shares purchased are credited.

       2. SHARES SUBJECT TO THE PLAN. Subject to Section 12, the aggregate number of Common Shares which may be sold under the Plan is 300,000. The Company shall issue authorized but unissued treasury Common Shares to provide Common Shares for purchase under the Plan. No fractional shares may be purchased or issued hereunder. The following restrictions shall also apply to this Plan as well as the all other plans or share compensation arrangements to which the Company may be a party:

       (i) the aggregate number of Common Shares which are reserved for issuance pursuant to rights to purchase securities of the Company granted to Insiders shall not exceed 10% of the Outstanding Issue;

       (ii) Insiders shall not be issued, within any one year period, a number of Common Shares which exceeds 10% of the Outstanding Issue;

       (iii) no Insider together with such Insider's Associates shall be issued, within any one year period, a number of Common Shares which exceeds 5% of the Outstanding Issue; and

       (iv) the number of Common Shares reserved for issuance pursuant to rights to purchase securities of the Company to any one Participant shall not exceed 5% of the Outstanding Issue.

       3. ELIGIBLE EMPLOYEES. Each active employee of the Company or any of its subsidiaries who has been employed for at least 6 months and who is regularly employed by the Company or any of its subsidiaries for at least 20 hours per week and more than 5 months per calendar year shall be eligible to participate in the Plan. The Committee may exclude all, but not less than all, of the employees of any subsidiary located outside of North America where participation by such employees would be impractical.

       4. OFFERING PERIODS; PARTICIPATION IN THE PLAN.

(a) Common Shares shall be offered for purchase under the Plan through a series of successive Offering Periods until such time as: (i) the maximum number of Common Shares available for purchase under the Plan shall have been purchased; or (ii) the Plan shall have been sooner terminated. The Initial Offering Period shall commence on July 1, 2001 and end on December 31, 2001. Thereafter, each Offering Period shall continue for a period of six months following commencement.

(b) An Eligible Employee may participate in the Plan by completing and filing with the Company or its designated record keeper a subscription agreement and an election form which authorizes payroll deductions from the Employee's pay for the purposes of acquiring Common Shares. Such deductions shall commence on (i) the first day of the applicable Offering Period following the end of the Employee's 6 month eligibility period, (ii) the first day of any Offering Period thereafter as elected by the Employee, or
     (iii) such other date within the Offering Period as may be specified by the Committee for entry into the Plan by Eligible Employees. Such deductions shall continue until the Employee terminates participation in the Plan or the Plan is terminated.

(c) Notwithstanding the foregoing, an Eligible Employee shall not be granted a right to purchase Common Shares under this Plan on any Grant Date if: (i) such employee, immediately after the right is granted, owns Common Shares possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this clause, the rules of Code Section 424(d) shall apply in determining the stock ownership of an individual, and stock which an employee may purchase under outstanding rights hereunder shall be treated as stock owned by the employee); or (ii) such grant would not comply with the restrictions respecting the issuance/sale of Common Shares set forth in Section 2.

       5. PAYROLL DEDUCTIONS. Payroll deductions shall be made from the amounts paid to each Participant for each payroll period in such amounts as the Participant shall authorize in his election form. The maximum payroll deduction shall be 7% of the Participant's Base Pay; provided that no Eligible Employee may be granted a right under the Plan which permits his rights to purchase Common Shares under the Plan, and any other stock purchase plan of the Company that is qualified under Section 423 of the Code, to accrue at a rate which exceeds US$25,000 of Fair Market Value of such stock (determined at the time such right is granted) for each calendar year in which the stock purchase right is outstanding at any time. If a Participant's Base Pay is insufficient in any pay period to allow the entire payroll deduction elected under the Plan, no deduction shall be made for such pay period. Payroll deductions will resume with the next pay period in which the Participant has pay sufficient to permit the deduction. Payroll deductions under the Plan shall be made in any period only after all other withholdings, deductions, garnishments and the like have been made.

       6. CHANGES IN PAYROLL DEDUCTIONS. Subject to the minimum and maximum deductions set forth above, a Participant may change the amount of his payroll deductions by filing a new election form with the Company or its designated record keeper no later than 10 Business Days in advance of the next Offering Period. The change shall be effective until revoked in writing.

       7. TERMINATION OF PARTICIPATION IN PLAN. A Participant may, at any time and for any reason, voluntarily terminate participation in the Plan by written notification of withdrawal delivered to the appropriate payroll office at least 10 Business Days before the next pay period. A Participant's participation in the Plan shall be terminated upon termination of his or her employment with the Company for any reason. In the event a Participant's participation in the Plan is voluntarily or involuntarily terminated, payroll deductions under the Plan shall cease; provided, however, that any payroll deductions credited to such Participant's Plan Account shall be used to purchase Common Shares on the next Exercise Date.

       8. PURCHASE OF SHARES.

(a) On each Grant Date, each Participant shall be granted, subject to the limitations and restrictions set forth in this Section and in Sections 2, 4(c) and 5 of the Plan, a right to purchase on the Exercise Date that whole number of Common Shares determined by dividing the balance in the Participant's Plan Account as of the Exercise Date by the Exercise Price. The maximum number of Common Shares subject to rights granted to any Participant on any Grant Date in respect of any Offering Period shall be the lesser of (i) 10,000 Common Shares; or (ii) twice the whole number of Common Shares determined by dividing the estimated balance in the Participant's Plan Account to be accumulated as at the Exercise Date by the Fair Market Value of the Common Shares on the Grant Date.

(b) On each Exercise Date, each Participant shall be deemed to have exercised his or her rights granted pursuant to Section 8(a). On each Exercise Date, the Company shall apply the funds credited to each Participant's Plan Account to the purchase (without commissions or fees) of that number of whole Common Shares determined by dividing the Exercise Price into the balance in the Participant's Plan Account on the Exercise Date. Any amount remaining shall be carried forward to the next fiscal quarter of the Company unless the Plan Account is closed.

(c) As soon as practicable after each Exercise Date, a statement shall be delivered to each Participant which shall include the number of Common Shares purchased on the Exercise Date on behalf of such Participant under the Plan.

(d) When requested, a stock certificate for whole Common Shares in a Participant's Plan Account purchased pursuant to the Plan shall be issued in the Participant's name or in the name of the Participant and another person as joint tenants with right of survivorship or as tenants in common. When the Participant's employment terminates, a stock certificate for whole Common Shares in his Plan Account shall be issued in his name or in his name and the name of another person as joint tenants with right of survivorship or as tenants in common. A cash payment shall be made for any fraction of a share in such account, if necessary to close the account.

       9. RIGHTS AS A SHAREHOLDER. As of the Exercise Date, a Participant shall be treated as record owner of his shares purchased pursuant to the Plan.

       10. RIGHTS NOT TRANSFERABLE. Rights under the Plan are not transferable by a Participant other than by will or the laws of succession, and are exercisable during the Participant's lifetime only by the Participant or by the Participant's guardian or legal representative. No rights or payroll deductions of a Participant shall be subject to execution, attachment, levy, garnishment or similar process.

       11. APPLICATION OF FUNDS. All funds of Participant's received or held by the Company under the Plan before purchase of the Common Shares shall be held by the Company without liability for interest or other increment.

       12. ADJUSTMENTS IN CASE OF CHANGES AFFECTING SHARES. In the event of a subdivision or consolidation of outstanding Common Shares of the Company, or the payment of a stock dividend, the number of shares approved for the Plan shall be increased or decreased proportionately, and such other adjustment shall be made as may be deemed equitable by the Committee. In the event of any other change affecting the Common Shares, such adjustment shall be made as shall be deemed equitable by the Committee to give proper effect to such event.

       13.  ADMINISTRATION OF THE PLAN.  The Plan shall be administered by the Committee. The Committee shall have authority to construe and interpret the provisions of the Plan and make rules and regulations for the administration of the Plan, and its interpretations and decisions with regard to the Plan and such rules and regulations shall be final and conclusive on all persons affected thereby unless otherwise determined by the Board of Directors. The day-to-day administration of the Plan may be delegated to such officers and employees of
the Company or its subsidiaries as the Committee shall determine.   It is
intended that the Plan shall at all times meet the requirements of Code Section 423, if applicable, and the Committee shall, to the extent possible, interpret the provisions of the Plan so as to carry out such intent.

       14. AMENDMENTS TO THE PLAN. The Board of Directors and the Committee shall have the right, in its sole discretion, to alter, amend or discontinue the Plan from time to time and at any time. No such amendment or discontinuation, however, may, without the consent of the Participant, alter or impair the Participant's rights or increase his obligations under the Plan. Any amendment to the Plan will require the prior approval of the Exchange and may require the approval of the Company's shareholders. No amendment shall be made to increase the number of Common Shares authorized to be acquired by Participants under the Plan unless shareholder approval is obtained therefor.

       15. TERMINATION OF THE PLAN. The Plan shall terminate upon the earlier of (a) the termination of the Plan by the Board of Directors of the Company as specified below, or (b) the date no more shares remain to be purchased under the Plan. The Board of Directors of the Company may terminate the Plan as of any date, and the date of termination shall be deemed an Exercise Date. If on such Exercise Date Participants in the aggregate have rights to purchase more Common Shares than are available for purchase under the Plan, each Participant shall be eligible to purchase a reduced number of Common Shares on a pro rata basis, and any excess payroll deductions shall be returned to Participants, all as provided by rules and regulations adopted by the Committee.

       16. COSTS. All costs and expenses incurred in administering the Plan shall be paid by the Company.

       17. GOVERNMENTAL REGULATIONS. The Company's obligation to sell and deliver its Common Shares pursuant to the Plan is subject to:

(a) the satisfaction of all requirements under applicable securities law in respect thereof and obtaining all regulatory approvals as the Company shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof, including shareholder approval, if required;

(b) the admission of such Common Shares to listing on any stock exchange on which Common Shares may then be listed; and

(c) the receipt from the Participant of such representations, agreements and undertakings as to future dealings in such Common Shares as the Company determines to be necessary or advisable in order to safeguard against the violation of the securities law of any jurisdiction.

In this connection, the Company shall take all reasonable steps to obtain such approvals and registrations as may be necessary for the issuance of such Common Shares in compliance with applicable securities law and for the listing of such Common Shares on any stock exchange on which such Common Shares are then listed.

       18. APPLICABLE LAW. The Plan is established under the laws of the Province of Ontario and the rights of all parties and the construction and effect of each provision of the Plan shall be according to the laws of the Province of Ontario and the laws of Canada applicable therein. Notwithstanding the foregoing, this Plan is intended to comply with Section 423 of the Code, if applicable. Any provisions required to be set forth in this Plan by such Code section are hereby included as fully as if set forth in the Plan in full.

       19. EFFECT ON EMPLOYMENT. The provisions of this Plan shall not affect the right of the Company or any subsidiary or any Participant to terminate the Participant's employment with the Company or any subsidiary.

       20. WITHHOLDING. The Company reserves the right to withhold from stock or cash distributed to a Participant any amounts which it is required by law to withhold.

       21. SALE OF COMPANY. In the event of a proposed sale of all or substantially all of the assets of the Company or a merger of the Company with or into another corporation, the Company shall require that all outstanding stock purchase rights hereunder be assumed or equivalent rights be substituted by the successor or purchaser corporation, unless the Plan is terminated.

       22. APPROVALS. The Plan shall be subject to acceptance by the Exchange and NASDAQ in compliance with all conditions imposed by the Exchange and NASDAQ. Any stock purchase rights granted prior to such acceptance shall be conditional upon such acceptance being given and any conditions complied with and no such stock purchase rights may be exercised unless such acceptance is given and such conditions are complied with.

       23. CORPORATE ACTION. Nothing contained in the Plan shall be construed so as to prevent the Company from taking corporate action which is deemed by the Company to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan.

       24.  LIMITATION ON SALE OF COMMON SHARES PURCHASED UNDER THE PLAN.
The Plan is intended to provide Common Shares for investment and not for resale. The Company does not, however, intend to restrict or influence any employee with respect to any dealings with Common Shares save and except as provided in clause 17(c). An employee may, therefore, sell Common Shares purchased under the Plan provided he complies with all applicable securities laws. Participants assume the risk of any market fluctuations in the price of the Common Shares.

       25. NOTICES. All written notices to be given by Eligible Employees to the Company may be delivered personally or by registered mail, postage prepaid, addressed as follows:

               105 Schneider Road
               Kanata, Ontario, Canada
               K2K 1Y3

               Attention:  Secretary

Any notice given by the Participant pursuant to the terms of the stock purchase rights hereunder shall not be effective until actually received by the Company at the above address. Any notice to be given to the Participant shall be sufficiently given if delivered personally or by postage prepaid mail to the last address of the Participant on the records of the Company or the applicable subsidiary and shall be effective seven days after mailing.

       26. SHAREHOLDER APPROVAL. The Plan shall become effective on the date it is adopted by the Board of Directors of the Company, provided that the shareholders of the Company approve it within 12 months after such date.

                                 SCHEDULE "D"

                            AUDIT COMMITTEE CHARTER

1.  ESTABLISHMENT
    -------------

    The Board of Directors of GSI Lumonics ("Board" has established an Audit Committee to supervise the management of the financial affairs of the Corporation.

2.  MEMBERS
    -------

    The Board annually will appoint not less than three Directors as members of the Committee, all of which shall be independent of management. The Auditor of the Corporation will have the right to be given notice of, and attend every meeting of the Committee.

3.  DUTIES AND RESPONSIBILITIES
    ---------------------------

    The Committee will have the following duties and responsibilities:

 . Prior to release, review and approve all interim unaudited financial statements and all legally required public disclosure documents containing quarterly unaudited financial information and then report to shareholders;

 . Review annual audited financial statements and all legally required public disclosure documents containing annual financial information, and make recommendations to the Board regarding their approval and release to shareholders;

 . Review with Management, and make recommendations to the Board, regarding the nomination of the Corporations external Auditor ("Auditor");

 . Review the nature and scope of the annual audit and the performance of the external auditors, including the appropriateness and reasonableness of proposed audit fees;

 .  Discuss with the external auditors specific issues as appropriate;

 . Examine any proposed changes in major accounting policies, the presentation and impact of significant risks and management estimates and judgments that may be material to financial reporting;

 . Review the post audit or management letter containing the recommendations of the Auditor, Management's response and, subsequently, follow-up with management on rectifying identified weaknesses;

 . Review all issues related to any change of Auditor and ensure adequate steps for an orderly transition;

 . Review factors that might impair or be perceived to impair the independence of the Auditor;

 . Review the adequacy of internal control procedures and systems implemented by management;

 . Obtain from management assurance that all statutory payments and withholdings have been made;

 . Review areas on behalf of the Board that are delegated to the Audit Committee from time to time;

 .  Review internal policies and stewardship of Investments, Foreign Exchange
   Programs and Insurance coverage;

 .  Review the appointment of the Chief Financial Officer;

 .  Review compliance with GSI Lumonics' Code of Ethics and Business Conduct.

4.  CHAIRPERSON
    -----------

    The Board will appoint a member as Chair of the Committee. In the event of the Chairperson's absence, the Committee may select another member as Chairperson.

5.  MEETING
    -------

    The Committee will determine the date, time and place of its meeting. The Committee may meet on written or verbal notice from the Chairperson or, in accordance with the provisions of the Canada Business Corporations Act, upon notice from the Auditor. If the Chairperson is absent, or if the position is vacant, any member of the Board may call a meeting. The Committee may establish those procedures for the conduct of its business it deems appropriate, such procedures to be in keeping with those adopted by the Board. All decisions will be by majority vote. In the event of a tie, the Chairperson will have the casting vote.

6.  QUORUM
    ------

    Two members of the Committee constitute a quorum for the transaction of business.

7.  DECISIONS
    ---------

    The Committee will report its recommendations and decisions to the Board at the Board's next regular meeting.

8.  SECRETARY AND MINUTES
    ---------------------

    The Chairperson of the Committee will appoint a person to act as Secretary of the Committee. The minutes of the Committee meeting will be in writing and duly entered in the books of the Corporation.

                               GSI LUMONICS INC.

      Proxy for the Annual and Special Meeting to be held on May 8, 2001


      THIS PROXY IS SOLICITED ON BEHALF OF MANAGEMENT OF THE CORPORATION

The undersigned shareholder of GSI Lumonics Inc. (the "Corporation") hereby appoints Charles D. Winston or failing him, Thomas R. Swain, or instead of them _________________________ as proxy of the undersigned with the power of substitution to attend and vote for and on behalf of the undersigned at the Annual and Special Meeting of the Shareholders of the Corporation to be held on Tuesday, May 8, 2001 and at any adjournment or adjournments thereof, in the same manner, to the same extent and with the same powers as if the undersigned were present at the said meeting or any adjournment or adjournments thereof and without limiting the general authorization and power hereby granted, the persons named above are specifically directed to vote as follows:

1.  VOTE    FOR  [  ]           AGAINST  [  ]        or ABSTAIN  [  ]

          (IF NO SPECIFICATION IS MADE, VOTE FOR) the resolution, if proposed at the Meeting, permitting two or more director nominees to be elected by a single resolution and vote as opposed to electing each director nominee by way of separate resolution and vote.

2.  ELECTION OF DIRECTORS LISTED IN THE ACCOMPANYING MANAGEMENT PROXY CIRCULAR.

          The undersigned casts the number of votes equal to the number of common shares held by the undersigned multiplied by 6: The distribution of votes among the nominees is as indicated below. A vote in favor of the election of more than one nominee without an indication as to how the votes are to be distributed among the nominees shall mean that the votes are to be distributed equally among all nominees voted for by the undersigned. IF NO SPECIFICATION IS MADE FOR ANY NOMINEE, IT SHALL MEAN THAT THE PROXY NOMINEES ARE INSTRUCTED TO VOTE FOR ALL OF THE FOLLOWING NOMINEES WITH THE VOTES DISTRIBUTED EQUALLY AMONG ALL NOMINEES.

          Nominee                      Vote

          Richard B. Black             __________ FOR __________ WITHHOLD

          Paul F. Ferrari              __________ FOR __________ WITHHOLD

          Phillip A. Griffiths, Ph.D.  __________ FOR __________ WITHHOLD

          Byron O. Pond                __________ FOR __________ WITHHOLD

          Benjamin J. Virgilio         __________ FOR __________ WITHHOLD

          Charles D. Winston           __________ FOR __________ WITHHOLD

3. APPOINTMENT OF ERNST & YOUNG LLP AS AUDITORS AND AUTHORIZING THE BOARD OF DIRECTORS TO FIX THEIR REMUNERATION.

                              Vote for  [  ]    Withhold vote  [  ]


4.  RESOLUTION NO. 1 - PROPOSAL TO ADOPT EMPLOYEE STOCK PURCHASE PLAN.

                              Vote for  [  ]    Vote Against  [  ]


This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If the officers named in this proxy are appointed by the undersigned and no direction is made, such officers will vote in favor of the resolution.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE. If not dated, this proxy is deemed to bear the date on which it is mailed by the person making the solicitation.

Dated the ________ day of _________________________, 2001.


                              ________________________________
                              (Signature of Shareholder)


                              ________________________________
                              (Signature if held jointly)

NOTES:

1. The shares represented by this proxy will be voted unless authority to vote is withheld. This proxy confers authority for the above named to vote in their discretion with respect to amendments or variations to the matters identified in the notice of the meeting accompanying this proxy or other matters which may properly come before the meeting.

2. Each shareholder has the right to appoint a person to represent such shareholder at the meeting other than the persons specified above. Such right may be exercised by inserting in the blank space provided the name of the person to be appointed who need not be a shareholder of the Corporation.

3. This proxy is not valid unless signed and dated. Where shares are held jointly, tenants both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the shareholder is a corporation, this proxy must be executed by an authorized person under corporate seal. If a partnership, please sign in partnership name by authorized person.